AMENDED AND RESTATED
BYLAWS
OF
FLUKE CORPORATION
(A corporation incorporated under
the laws of the State of Washington)


SECTION 1
Stockholders and Stockholders' Meetings

1.1 Annual Meeting. The annual meeting of the stockholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the corporation, 6920 Seaway Boulevard, Everett, WA 98203 or at some other place, either within or without the State of Washington as designated by the Board of Director ("the Board"), on the second Wednesday of September at 5 p.m (or if such specified day is a legal holiday, then on the next business day at the same time), or on such other day and time as may be set by the Board.

1.2 New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 1.2.

       For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than 70 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 80 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

       A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of stock of the corporation which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

       The Board may reject any stockholder proposal not timely made in accordance with the terms of this Section 1.2. If the Board, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 1.2 in any material respect, the Secretary shall promptly notify such stockholder of the deficiency in the notice.
 The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board or such committee thereof determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 1.2 in any material respect, then the Board may reject such stockholder's proposal.

       The Secretary shall notify a stockholder in writing whether such stockholder's proposal has been made in accordance with the time and informational requirements of this Section 1.2. Notwithstanding the procedure set forth in this Section 1.2, if neither the Board nor such committee thereof makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 1.2. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 1.2, ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 1.2, such proposal shall not be acted upon at the annual meeting.

       In addition to the notice procedures of this Section 1.2, stockholder proposals may be ruled out of order if the subject matter of the proposal is beyond the authority of stockholders as a matter of law, is unclear or is inappropriate for stockholder consideration.

1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board, to be held at such date, time and place as the Board shall prescribe. Upon the request of the Board, it shall be the duty of the Secretary to deliver notice of such special meeting of the stockholders within thirty (30) days after the receipt of said request. If said Secretary shall neglect or refuse to deliver such notice, the Board may do so.

1.4 Notice of Meetings. Written notice stating the date, time and place of the annual stockholders' meeting and, in the case of a special stockholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered within the period prescribed by the Washington Business Corporation Act either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.



1.5 Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for the payment of any distribution, the allotment of rights, the conversion or exchange of any securities by their terms or any other proper purpose, the Board may fix in advance a date as the record date for any such determination of stockholders. Such record date shall not be more than seventy (70) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken.

      If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
 When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof, unless the Board chooses to establish a new record date or if the adjournment is more than one hundred twenty (120) days after the date of the original meeting in which case the Board must establish a new record date.

1.6 List of Stockholders. At least ten (10) days before each stockholders' meeting, the Secretary or the agent having charge of the stock transfer books of the corporation shall compile a complete list of the stockholders entitled to vote at such meeting or adjournment thereof, arranged in alphabetical order, with the address of each stockholder and the number of shares owned by each stockholder. This list shall be kept at the principal office of the corporation for ten
(10) days prior to the meeting, and shall be kept open at such meeting, for the inspection of any stockholder or any stockholder's agent.

1.7 Quorum. The holders of a majority of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum of stockholders for the transaction of business and the act of a majority of the shares present in person or by proxy at a meeting at which there is a quorum, shall be the act of the corporation, except as otherwise provided by these Bylaws, the Articles of Incorporation, or the Washington Business Corporation Act.

1.8 Adjourned Meetings. Whether for failure to obtain a quorum or otherwise, an adjournment or adjournments of any stockholders' meeting may be taken to such date, time and place as the majority of those present may determine. Notice need not be given of the new date, time and place if the announcement of such information is made at such meeting before adjournment. However if a new record date is set pursuant to Section 1.5, notice of the adjourned meeting must be given to stockholders as of the new record date.

1.9 Proxies. The holder of any proxy for a stockholder shall present evidence to the Secretary of his or her appointment by an instrument in writing signed by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Revocation of a stockholder's proxy shall not be effective until written notice thereof has actually been received by the Secretary prior to the start of the meeting.


SECTION 2
Board of Directors

2.1 Number and Qualification. The business affairs and property of the corporation shall be managed under the direction of a Board of Directors, the number of members of which shall be eleven.

2.2 Election -Term of Office. Directors shall hold office for the term set forth in this Section 2.2, and until their respective successors are elected and qualified, unless removed in accordance with the Articles of Incorporation and the Washington Business Corporation Act. When the Board shall consist of fewer than nine members, each Director shall hold office until the next succeeding annual meeting of stockholders. When the Board shall consist of nine or more members, the Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the term of office of Directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the event of failure to elect Directors at any annual stockholders' meeting, or in the event of failure to hold any annual stockholders' meeting as provided by these Bylaws, Directors may be elected at a special meeting of the stockholders called for that purpose.

2.3 Director Nominations. Nominations of candidates for election as Directors at any meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board or (b) by any stockholder entitled to vote at such meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible for election as Directors at a stockholders' meeting.

       Nominations, other than those made by, or at the direction of, the Board, shall be made pursuant to timely notice in writing to the Secretary as set forth in this Section 2.3. To be timely a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the corporation not less than 70 days nor more than 90 days prior to the date of the scheduled stockholder meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 80 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.


       Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board, any person nominated by, or at the direction of, the Board for election as a Director at a stockholder meeting shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

       No person shall be elected as a Director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.3. Ballots bearing the names of all the persons who have been nominated for election as Directors at a stockholder meeting in accordance with the procedures set forth in this Section 2.3 shall be provided for use at the stockholder meeting.

       The Board, or a designated committee thereof, may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 2.3. If the Board, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.3 in any material respect, the Secretary shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board or such committee thereof reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.3 in any material respect, then the Board may reject such stockholder's nomination.

       The Secretary shall notify a stockholder in writing whether such stockholder's director nomination has been made in accordance with the time and information requirements of this Section 2.3. Notwithstanding the procedure set forth in this Section 2.3, if neither the Board nor such committee thereof makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section 2.3. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.3, ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.3, the defective nomination shall be disregarded.

2.4 Vacancies. Except as otherwise provided by the Washington Business Corporation Act, vacancies in the Board, whether caused by resignation, death, retirement, disqualification, removal or otherwise, may be filled for the remainder of the term by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board, except that Directors elected to fill vacancies occurring through an increase in the number of Directors shall serve until the next election of Directors by the stockholders.

2.5 Quorum and Voting. At any meeting of the Board, the presence in person of a majority of the authorized number of Directors shall constitute a quorum for the transaction of business. If a quorum is present, the act of a majority of the Directors present at such meeting shall be the act of the Board except as may be otherwise specifically provided by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

2.6 Annual Meeting. The first meeting of each newly elected Board shall be known as the annual meeting thereof, and shall be held immediately after the annual stockholders' meeting or any special stockholders' meeting at which a Board is elected. Said meeting shall be held at the same place as such stockholders' meeting unless some other place shall be specified by resolution of the Board. It shall be the duty of the Board at their annual meeting to elect the officers of the corporation.

2.7 Regular Meetings. Regular meetings of the Board, or any committee thereof, shall be held at such date, time and place as shall from time to time be fixed by resolution of the Board.

2.8 Special Meetings. Special meetings of the Board may be held at any place at any time whenever called by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, any Vice President, the Secretary or the Treasurer, or any two or more Directors.

2.9 Notice of Meetings. No notice of the annual meeting of the Board shall be required. No notice of any regular Board or committee meeting need be given, if the date, time and place thereof shall have been fixed by resolution of the Board. Oral or written notice of the date, time and place of regular meetings not fixed by Board resolution or special meetings of the Board or committees thereof shall be given by the Secretary, or by the person calling the meeting, at least two days prior to the time of the meeting. Notice of any meeting of the Board may be waived in writing by any Director at any time, either before or after such meeting, and attendance at such meeting in person shall constitute a waiver of notice except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened.

2.10 Directors' Action Without a Meeting. Any action which could be properly taken at a meeting of the Board or committee thereof, may be taken without such a meeting if one or more written consents setting forth the action so taken shall be signed by all the Directors, or all of the members of the committee, as the case may be.

2.11 Committees of the Board. The Board, by resolutions adopted by a majority of the entire Board, may designate from among its members an Executive Committee and one or more other committees. Each such committee may exercise the authority of the Board to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in the Washington Business Corporation Act. Such committees shall keep minutes of their proceedings and make regular reports to the Board.

2.12 Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other during the meeting. A director participating by such means is deemed to be present in person at such meeting.

2.13 Compensation. Directors shall be paid their expenses, if any, incurred in attending meetings of the Board or of any committee thereof, a fixed fee for attendance at each Board or committee meeting, a fixed annual retainer, any combination of the above, or such other consideration as may be authorized by a majority of the entire Board from time to time. Such payment does not preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

2.14 Rights Agreement. Notwithstanding any of the foregoing, any action stated in the Rights Agreement between this corporation and the First National Bank of Boston dated as of July 11, 1988, as such agreement may be amended from time to time (the "Rights Agreement") to be taken by the Board after a Person has become an Acquiring Person shall require the presence in office of Continuing Directors and the concurrence of a majority of the Continuing Directors. In connection with any action stated in the Rights Agreement to be taken solely by the Continuing Directors, the Continuing Directors shall constitute and have the full authority of a committee of the Board. Capitalized terms in this paragraph shall have the meaning indicated in the Rights Agreement.


SECTION 3
Officers

3.1 Officers Enumerated - Election. The officers of the corporation shall be a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one or more Vice Presidents, a Secretary and a Treasurer (together with one or more Assistant
Secretaries and Assistant Treasurers if such are desired by the Board), all of whom shall be elected by the Board, to hold office at the pleasure of the Board.

3.2 Qualifications. None of the officers of the corporation need be a director. Any two or more corporate offices may be held by the same person, except the offices of President and Secretary.

3.3 The Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer ("the Chairman") shall preside at all meetings of the Board and of the stockholders, shall report to and consult with the Board and shall perform such other duties as the Board may from time to time prescribe.

3.4 The President and Chief Operating Officer. In the absence of the Chairman, the President and Chief Operating Officer ("the President") shall preside at meetings of the Board and of the stockholders and shall perform such other duties as the Board may from time to time prescribe.

3.5 The Vice President. The Vice President shall act as President in the absence or disability of the President and shall perform such other duties as the Board, the Chairman and/or the President may from time to time prescribe.

3.6 The Secretary. The Secretary, personally or with the assistance of others, shall keep records of the proceedings of the Directors and stockholders; attest all certificates of stock in the name of the corporation; keep the corporate seal and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board, the Chairman and/or the President may from time to time prescribe.

3.7 The Treasurer. The Treasurer shall have the care and custody, and be responsible for, all funds and securities of the corporation, and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all such funds and securities in the name of the corporation and shall perform such other duties as the Board, the Chairman and/or the President may from time to time prescribe.

3.8 Vacancies. Vacancies in any office arising from any cause may be filled by the Board at any regular or special meeting.

3.9 Removal. Any officer or agent may be removed by action of the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

3.10 Other Officers and Agents. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their office for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board.


   SECTION 4
Shares Certificates and Their Transfer

4.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board or by an authorized committee thereof which is specifically empowered to do so.

4.2 Share Certificates. Share certificates shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed, either manually or in facsimile, by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, and sealed, either manually or in facsimile, with the corporate seal.

4.3 Transfers. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specially provided by these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate has been surrendered to the corporation.

4.4 Loss or Destruction of Certificates. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board or the Secretary or Treasurer.


SECTION 5
Books and Records

5.1 Records of Meetings. The corporation shall keep as permanent records, minutes of all Board and stockholder meetings, a record of all Board actions taken by consent, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

5.2 Accounting Records. The corporation shall maintain appropriate accounting records.

5.3 Stockholder Records. The corporation or its agent shall maintain a record of its stockholders which includes the names and addresses of all stockholders and the number and class of shares held by each.

5.4 Principal Office Records. The corporation shall maintain the following records at its principal office:

       a) the Articles of Incorporation and all amendments to them currently in effect;
       b)  the Bylaws and all amendments to them currently in effect;
       c) the minutes of all stockholders' meetings for the past three years;
       d) the consolidated balance sheets and income statements for the past three years;
       e) all written communications to the stockholders for the last three years;
       f) a list of the names and business addresses of the current Directors and officers; and
       g) the most recent annual report delivered to the Washington Secretary of State.

5.5 Inspection of Records by Stockholders. A stockholder of the corporation is entitled to inspect and copy, during regular business hours, the records described in Section 5.4 if the stockholder gives the corporation written notice of the stockholder's demand at least five business days before the date that the stockholder wishes to inspect and copy. Other corporate records may be available to be inspected and copied by stockholders if such demand is made in good faith and for a proper purpose and complies with the requirements of the Washington Business Corporation Act.



SECTION 6
Fiscal Year

      The fiscal year of the corporation shall be a 52/53 week fiscal year ending on the last Friday in April.


SECTION 7
Corporate Seal

      The corporate seal of the corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.


SECTION 8
Amendment of Bylaws

      Except as provided in the Articles of Incorporation, these Bylaws may be adopted, altered, amended or repealed or new Bylaws enacted only:
(i) upon receiving the affirmative vote of a majority of the entire Board and of a majority of the Continuing Directors (as defined in the Articles of Incorporation), voting separately and as a subclass of Directors; or (ii) at any annual meeting of the stockholders, if notice thereof is contained in the notice of such meeting, (or at any special meeting thereof duly called for that purpose) by the affirmative vote of the holders of eighty percent (80%) of the voting power of the outstanding shares of Common Stock, in addition to any other vote required for such action by law or the provisions of any other class or series of stock of the corporation.


SECTION 9
Indemnification of Directors and Officers

9.1 Right to Indemnification. Subject to Section 9.2, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other assigned capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law, as then in effect, without the requirement of any further approval or finding by the stockholders, the Board, or independent legal counsel, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

9.2 Indemnification Exclusions. Notwithstanding Section 9.1, no indemnification shall be provided hereunder to any such person (a) to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, or, (b) except as provided in Section 9.4, in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

9.3 Advancement of Expenses. The right to indemnification conferred in this Section 9 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board shall have adopted a resolution expressly disapproving such advancement of expenses; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

9.4 Right to Bring Suit. If a claim under Section 9.1 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition authorized under Section 9.3 is not paid within twenty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

9.5 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.


9.6 Indemnification of Employees and Agents. The corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation on the same terms and with the same scope and effect as set out in the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or on such other terms as the Board may deem proper.

9.7 Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 9.

9.8 No Diminishment of Rights. This Section 9 may be altered or amended as provided in Section 8, at any time, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

9.9 Contract Rights. The rights conferred by this Section 9 shall be deemed to be contract rights between the corporation and each person who is or was a director or officer. The corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the corporation.


Revised - February 1, 1996